Exhibit 99.1

Sterling Financial Corporation of Spokane, Wash., Announces Pending Appointment of Les Biller as Chairman of the Board

SPOKANE, Wash.--(BUSINESS WIRE)--May 17, 2010--Sterling Financial Corporation (NASDAQ:STSA), (“Sterling”), the bank holding company of Sterling Savings Bank and Golf Savings Bank, has approved the appointment of Leslie (“Les”) S. Biller as chairman of its board of directors, subject to approval by bank regulators and the successful completion of the Sterling recapitalization transactions, which were initially announced in its April 27, 2010 press release.

"Les Biller’s extensive business leadership and banking expertise will be a tremendous asset for Sterling," said Greg Seibly, president and chief executive officer of Sterling. “We look forward to working under his direction after we complete our recapitalization transactions and continue through our recovery efforts.”

Biller said, “I am pleased and enthusiastic about the prospect of joining the Sterling organization and helping its management team continue to move forward as a major regional player in community banking across the Pacific Northwest.”

Biller has more than 30 years of banking and investment experience. He began Greendale Capital, a private investment company, after retiring in 2002 as vice chairman and chief operating officer of Wells Fargo & Company. Prior to Wells Fargo, Biller was president and chief operating officer of Norwest Corporation. He has also served in executive leadership roles at Bank of America and at Citicorp.

Biller earned his bachelor’s degree in chemical engineering from City College of New York and a master’s degree in business administration from Xavier University in Cincinnati, Ohio. He serves on the boards of Ecolab, Inc., Knowledge Schools, Inc., and Knowledge Universe Education LLP. He also serves as a director of the Autry National Center.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a commercial bank, and Golf Savings Bank, a savings bank focused on single-family mortgage originations. Both banks are state chartered and federally insured. Sterling offers banking products and services, mortgage lending, construction financing and investment products to individuals, small businesses, commercial organizations and corporations. As of March 31, 2010, Sterling Financial Corporation had assets of $10.56 billion and operated 179 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit Sterling’s website at www.sterlingfinancialcorporation-spokane.com.

Forward-Looking Statements

This release contains forward-looking statements that are not historical facts and that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling’s plans, objectives, expectations and intentions and other statements contained in this release that are not historical facts and pertain to Sterling’s future operating results. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s control. These include but are not limited to: Sterling’s ability to complete the transactions discussed herein, future contemplated capital raises and other aspects of its recapitalization and recovery plans; Sterling’s ability to maintain adequate liquidity and its viability as a going concern; the possibility of continued adverse economic developments that may, among other things, increase default and delinquency risks in Sterling’s loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling’s loan and other products; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; changes in laws, regulations and the competitive environment; and Sterling’s ability to comply with regulatory actions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Sterling’s Annual Report on Form 10-K, as updated periodically in Sterling’s filings with the Securities and Exchange Commission. Unless legally required, Sterling disclaims any obligation to update any forward-looking statements.

CONTACT:
Sterling Financial Corporation
Investor Contacts:
Daniel G. Byrne, 509-458-3711
EVP/Chief Financial Officer
or
David Brukardt, 509-863-5423
EVP/Investor & Corporate Relations
or
Media Contact:
Cara Coon, 509-626-5348
VP/Communications and Public Affairs Director